UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 12, 2015
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 NW Point Boulevard Elk Grove Village, IL (Address of principal executive offices)	60007 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
[   ]   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On March 12, 2015, the Board of Directors of Atlas Financial Holdings, Inc. (the “Company”) granted equity awards of (i) restricted ordinary common shares of the Company (“Ordinary Shares”) and (ii) options to acquire Ordinary Shares to the following executive officers of the Company as part of the Company’s annual compensation process. The awards were made under the Company’s 2013 Equity Incentive Plan.

Name of Grantee	Title	Number of Restricted Ordinary Shares Granted	Number of Ordinary Shares subject to Options
Scott D. Wollney	President and Chief Executive Officer	100,000	100,000
Paul A. Romano	Vice President and Chief Financial Officer	25,000	25,000
Leslie DiMaggio	Vice President	25,000	25,000
Bruce Giles	Vice President	25,000	25,000
Joseph Shugrue	Vice President	25,000	25,000

The awards vest in five equal annual installments of 20%, provided that an installment shall not vest unless an annual performance target based on 15% growth in return on average equity is attained. In the event the performance target is not met in any year, the 20% installment for such year shall not vest, but such unvested installment shall carry forward and can vest in future years (up to the fifth year from the date of grant), subject to achievement in a future year of the applicable performance target for such year. The options have an exercise price of $20.29 per share and expire on March 12, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: March 16, 2015

By: /s/ Paul A. Romano
Name:    Paul Romano
Title: Vice President and Chief Financial Officer